UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2025

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of the same time and date as the forward stock split described in Item 5.03 below, the compensation committee of the board of directors (the 'Board') of Fastenal Company (the 'Company') approved an increase to the number of shares of common stock, par value $.01 per share (the 'Common Stock'), available for issuance under the Company’s equity compensation plans in proportion to the forward stock split. Upon effectiveness, the forward stock split will result in an increase in the number of shares of Common Stock issuable upon vesting or settlement of equity awards in proportion to the forward stock split.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously announced, the Board approved a two-for-one forward split of the Company's Common Stock. The record date for the split is May 5, 2025, the effective time is the close of business on May 21, 2025 (the 'Effective Time'), and the forward split will be recognized at the commencement of trading on the Nasdaq Stock Market on May 22, 2025 (the ex-dividend date). On April 24, 2025, the Company’s Restated Articles of Incorporation were amended pursuant to the authority afforded to the Board in connection with the forward stock split. At the Effective Time, the amendment will increase the number of shares of Common Stock authorized for issuance to 1,600,000,000 shares with no change in par value.
The text of the amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference. The Company restated its Restated Articles of Incorporation to reflect the amendment described above. The text of the Company’s Restated Articles of Incorporation is filed as Exhibit 3.2 to this report and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 24, 2025, the Company held its annual meeting of shareholders (the 'Annual Meeting') in Winona, Minnesota. As of the record date for the Annual Meeting, there were 573,451,114 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. There were 522,381,775 shares of Common Stock represented in person or by proxy at the Annual Meeting; therefore, a quorum was present. The following is a brief summary of each matter voted upon at the Annual Meeting:
•Proposal #1 – Election of directors. The election of a board of directors consisting of eleven members to serve until the next regular meeting of shareholders or until their successors have been elected and qualified. The voting results were as follows:

Names of Directors	Total Number of Votes For	Total Number of Votes Against	Total Number of Votes Abstaining
Scott A. Satterlee	454,393,652	13,351,624	853,265
Michael J. Ancius	436,761,725	30,993,056	843,760
Stephen L. Eastman	434,426,653	33,121,194	1,050,694
Brady D. Ericson	467,013,555	679,254	905,732
Daniel L. Florness	466,095,464	1,740,846	762,231
Rita J. Heise	434,065,072	33,524,708	1,008,761
Hsenghung Sam Hsu	456,510,105	11,050,088	1,038,348
Daniel L. Johnson	455,916,494	11,624,660	1,057,387
Sarah N. Nielsen	461,257,653	6,564,344	776,544
Irene A. Quarshie	456,595,120	10,989,357	1,014,064
Reyne K. Wisecup	455,984,313	11,867,384	746,844
There were 53,783,234 broker non-votes.
Based on the votes set forth above, all of the foregoing persons were elected to serve until the next regular meeting of shareholders or until their successors have been elected and qualified.
•Proposal #2 – Ratification of appointment of independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results were as follows:

For	Against	Abstain
517,474,948	4,106,483	800,344
Based on the votes set forth above, the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the Company's shareholders.

•Proposal #3 – An advisory vote on a non-binding resolution to approve the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting. The voting results were as follows:

For	Against	Abstain
438,459,188	28,537,462	1,601,891
There were 53,783,234 broker non-votes.
Based on the votes set forth above, the resolution for the approval, on an advisory basis, of the compensation of the Company's named executive officers was adopted by the Company's shareholders.
Item 9.01. Financial Statements and Exhibits.
INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Articles of Amendment to Restated Articles of Incorporation of Fastenal Company (filed herewith)

3.2	Restated Articles of Incorporation of Fastenal Company, as amended (filed herewith)

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

April 25, 2025	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Interim Chief Financial Officer, Chief Accounting Officer, and Treasurer